UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2007
CITIZENS FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

525 Water Street, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release dated December 21, 2007

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective December 20, 2007, the Board of Directors of Citizens First Bancorp, Inc. increased the number of Board positions from six to seven; appointed Daniel G. Lockwood to fill the newly created vacancy; and appointed Bethany Ann Belanger to fill an existing vacancy on the Company’s Board. Ms. Belanger’s term will expire at the Company’s 2009 annual meeting. Mr. Lockwood’s term will expire at the Company’s 2008 annual meeting. Mr. Lockwood and Ms. Belanger were each also appointed to the board of directors of Citizens First Savings Bank, the Company’s wholly owned subsidiary bank.
     Mr. Lockwood and Ms. Belanger will receive the standard annual retainer and meeting attendance fees allotted to non-employee directors, and will also be eligible to participate in the Company’s Directors’ Deferred Fee Plan.
     Mr. Lockwood, a Certified Public Accountant, will serve on the Company’s Audit Committee. Ms. Belanger will serve on the Trust Committee of Citizens First Savings Bank.
     A press release announcing these appointments is furnished as Exhibit No. 99 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished herewith:

Exhibit
Number	Exhibit Description

99	Press Release dated December 21, 2007 announcing additions to the Company’s Board of Directors
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

CITIZENS FIRST BANCORP, INC.

Date: December 24, 2007

	By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

99	Press Release dated December 21, 2007 announcing additions to the Company’s Board of Directors